PURCHASE AND SALE OF ASSETS AGREEMENT

                                     BETWEEN

                              CITY-GUIDE ISP, INC.

                                 DAVID MARSHLACK

                                  DAN MARSHLACK

                                 BRUCE C. HAMMIL
                                   MARK DOLAN

                                       AND

                               TITAN HOSTING, INC.

                            MEGAMEDIA NETWORKS, INC.



                                                                  APRIL 14, 2000



                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1.          SALE OF ASSETS..........................................   1
     Section 1.1.     Assets................................................   1
     Section 1.2.     Sublease..............................................   2
     Section 1.3.     Non-Assignment of Certain Contracts...................   2
     Section 1.4.     Permitted Liens.......................................   2

ARTICLE 2.          PURCHASE PRICE..........................................   2
     Section 2.1.     Consideration.........................................   2

ARTICLE 3.          NON-ASSUMPTION OF LIABILITIES; INDEMNIFICATION..........   3
     Section 3.1.     Non-Assumption of Liabilities.........................   3
     Section 3.2.     Assumption of Certain Obligations.....................   3
     Section 3.3.     Indemnification by Seller and Stockholders............   4
     Section 3.4.     Indemnification by Buyer..............................   5
     Section 3.5.     Procedure for Indemnification of Third Party Claims...   5

ARTICLE 4.          CLOSING.................................................   6
     Section 4.1.     Time and Place of Closing.............................   6
     Section 4.2.     Deliveries by Seller and Stockholders.................   6
     Section 4.3.     Deliveries by Buyer...................................   7

ARTICLE 5.          REPRESENTATIONS AND WARRANTIES OF SELLERS AND
                    STOCKHOLDER.............................................   7
     Section 5.1.     Representations and Warranties........................   7
     Section 5.2.     Survival..............................................  10

ARTICLE 6.          REPRESENTATIONS AND WARRANTIES OF BUYER.................  10
     Section 6.1.     Representations and Warranties........................  10
     Section 6.2.     Representations Related to the MegaMedia Stock........  10
     Section 6.3.     Governmental Authorization............................  10
     Section 6.4.     Survival..............................................  10



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ARTICLE 7.           CERTAIN POST-CLOSING COVENANTS OF SELLER AND BUYER.....  11
     Section 7.1.     Payment of Taxes; Filing of Returns...................  11
     Section 7.2.     Provision of Bandwidth to Seller......................  11

ARTICLE 8.          CONDITIONS PRECEDENT TO CLOSING.........................  11
     Section 8.1.     Conditions Precedent to Buyer's Performance...........  11
     Section 8.2.     Conditions Precedent to the Seller's and the
                      Shareholders' Performance.............................  12

ARTICLE 9.           GENERAL................................................  13
     Section 9.1.     Further Assurance.....................................  13
     Section 9.2.     Notices...............................................  13
     Section 9.3.     Entire Agreement......................................  14
     Section 9.4.     Broker's Commission...................................  14

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     Section 9.5.     Modification; Remedies Cumulative.....................  14
     Section 9.6.     Severability..........................................  14
     Section 9.7.     Availability of Records...............................  14
     Section 9.8.     Construction..........................................  14
     Section 9.9.     Attorney's Fees.......................................  15
     Section 9.10.    Waiver................................................  15
     Section 9.11.    Counterparts..........................................  15
     Section 9.12.    Time is of the Essence................................  15
     Section 9.13.    Governing Law.........................................  15

                                       ii

                      PURCHASE AND SALE OF ASSETS AGREEMENT

         THIS PURCHASE AND SALE OF ASSETS AGREEMENT (the "Agreement") is executed and effective as of the 14th day of April, 2000, between MegaMedia Networks, Inc., a Delaware corporation ("MegaMedia"), Titan Hosting, Inc., a Delaware corporation ("Titan" or "Buyer") and City-Guide ISP, Inc., a Florida corporation ("City-Guide" or "Seller"), and David Marshlack, Dan Marshlack, Bruce C. Hammil and Mark Dolan (each a "Shareholder" and collectively the "Shareholders").

                                P R E M I S E S:

         Seller currently owns and operates an internet service provider business at 412 East Madison Street, Suite 1207, Tampa, Florida 33602 (collectively, the "Business"). Seller desires to sell to Buyer, and Buyer desires to acquire from Seller, certain of Seller's assets pertaining to the Business and the assumption of specified liabilities related to the assets being acquired, in accordance with and subject to the terms set forth in this Agreement.

         Shareholders own 100% of the outstanding capital stock of Seller, and join in this Agreement for the purposes of making certain representations and warranties to, and entering into certain covenants with, Buyer in connection with the transactions set forth herein.

         In consideration of the mutual promises and covenants herein contained and other good and valuable consideration, received to the full satisfaction of each of them, the parties hereby agree as follows:

                               A G R E E M E N T:

                                   ARTICLE 1.

                                 SALE OF ASSETS

         SECTION 1.1. ASSETS. Subject to and upon the terms and conditions set


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forth in this Agreement,  at the Closing (as hereinafter  defined),  Seller will sell, transfer, convey, assign and deliver to the Buyer, and the Buyer will purchase or acquire from the Seller free and clear of all Liens (other than Permitted Liens (as hereinafter defined)), all of the right, title and interest of Seller in and to the following properties, assets and rights of Seller (collectively referred to as the "Assets"):

                  (a) the property set forth on SCHEDULE 1.1(A) hereto; and

                  (b) the dial-up contracts set forth on SCHEDULE 1.1(B) hereto (the "Customer Contracts").

         All of the Assets shall be delivered free and clear of any liens, claims, pledges, security interests, mortgages or encumbrances of any kind ("Liens") other than the Permitted Liens (as hereinafter defined). The sale, conveyance, assignment, transfer and delivery of the Assets shall be effected by bills of sale, endorsements, assignments, or other instruments in such reasonable or customary form as shall be requested by Buyer and its counsel. Seller shall at any time from and after the Closing Date, upon the reasonable request of Buyer and at Seller's expense, execute, acknowledge and deliver such additional conveyances, assignments, transfers or other instruments, as may be reasonably required to assign, transfer or convey the Assets to Buyer, or vest ownership of such Assets in Buyer, as contemplated by this Agreement.

         SECTION 1.2. SUBLEASE. In addition to the acquisition of the Assets, Seller shall sublease to Buyer the premises located commonly known as 412 East Madison Street, Suite 1207, Tampa, Florida 33602, and comprising approximately 3,586 square feet (the "Premises"), and shall deliver to Buyer prior to Closing
(i) a sublease in form and substance satisfactory to Buyer and MegaMedia (the "Sublease") and (ii) the consent of lessor under the Master Lease (defined in
Section 5.1(d) hereof) to Seller's subletting of the Premises.

         SECTION 1.3. NON-ASSIGNMENT OF CERTAIN CONTRACTS. Notwithstanding anything to the contrary in this Agreement, to the extent that the Sublease or the assignment hereunder of any Customer Contracts or furniture and equipment leases pertaining to the Assets and referenced on SCHEDULE 3.2 hereto (each a "Contract" and collectively the "Contracts") shall require the consent of any third party, neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the termination, loss or diminution thereof; PROVIDED, HOWEVER, that in each such case, Seller shall use its commercially reasonable efforts to obtain the consent of such other party to such assignment to Buyer. Attached hereto as
SCHEDULE 1.3 hereto is a list of all Contracts requiring consent to their assignment.

         SECTION 1.4. PERMITTED LIENS. "Permitted Liens" for purposes of this Agreement means the liens set forth on SCHEDULE 1.4 hereto, which represent the only Liens on the Assets.

                                   ARTICLE 2.

                                 PURCHASE PRICE

         SECTION 2.1. CONSIDERATION.

         (a) In consideration of the sale, conveyance, transfer and delivery of the Assets and entering into the Sublease, Buyer shall, on the Closing Date:

                  (i) deliver to Seller a certified check for immediately available funds in the amount of $1,000,000 (the "Cash Payment"); and

                  (ii) deliver to Seller a convertible promissory note in the principal amount of $720,000, bearing interest at the lowest interest


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         rate per annum  imputed by the Internal  Revenue  Service for a note of this nature, payable at $30,000 per month, including interest, and the outstanding principal balance of which shall be convertible at any time at the discretion of Seller into shares of common stock of MegaMedia at a conversion rate of $3.00 per share (the "Note"); and

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                  (iii)  deliver  to Seller  200,000  shares of common  stock of
         MegaMedia (the "MegaMedia Stock").

The Cash Payment, the Note, the MegaMedia Stock and Buyer's assumption of the Assumed Liabilities, constitutes the entire consideration payable by Buyer in connection with its acquisition of the Assets (the "Purchase Price").

                                   ARTICLE 3.
                 NON-ASSUMPTION OF LIABILITIES; INDEMNIFICATION

         SECTION 3.1. NON-ASSUMPTION OF LIABILITIES. Except as explicitly set forth in Section 3.2 below, Buyer shall not, by the execution and performance of this Agreement or otherwise, assume, become responsible for or incur any liability or obligation of any nature of Seller, whether legal or equitable, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at or after the date of this Agreement including, any liability or obligation arising out of or relating to:

                  (a) an occurrence or circumstance (whether known or unknown) which occurs or exists on or prior to the date of this Agreement and which constitutes, or which by the lapse of time or giving notice (or both) would constitute, a breach or default under any lease, contract, or other instrument or agreement (whether written or oral);

                  (b) a violation of the requirements of any governmental authority or of the rights of any third person, including, without limitation, any requirements relating to the reporting and payment of federal, state, local or other income, sales, use, franchise, excise or property tax liabilities of Seller;

                  (c) any indebtedness, accounts payable or other obligations, including without limitation obligations in respect of federal, state or local taxes, of Seller; or

                  (d) any other liability arising out of or attributable to the operation of the Business by Seller (including, without limitation, any obligations in respect of taxes and accounts payable), except to the extent expressly assumed by Buyer pursuant to Section 3.2 hereof.

         Seller agrees to indemnify Buyer, and its respective successors and assigns from and against all the above non-assumed liabilities and obligations in accordance with Section 3.3.

         SECTION 3.2. ASSUMPTION OF CERTAIN OBLIGATIONS. Pursuant to this Agreement, and as part of the consideration paid by Buyer hereunder, Buyer assumes and undertakes to discharge and perform the obligations of Seller (a) only as set forth on SCHEDULE 3.2 hereto; and PROVIDED that Buyer shall have no liability in connection any such obligation in any amount in excess of the amount of such obligation shown on SCHEDULE 3.2 hereto; and (b) pursuant to the express terms of those Customer Contracts set forth on SCHEDULE 1.1(B) hereto.

                                        3

         SECTION 3.3. INDEMNIFICATION BY SELLER AND SHAREHOLDERS. Notwithstanding any investigation at any time made by or on behalf of Buyer or MegaMedia, Seller and each Shareholder agrees to defend, indemnify and hold harmless, MegaMedia, Buyer, their respective officers, shareholders, directors, divisions, subdivisions, affiliates, parent, employees, agents, successors and assigns from and against all losses, claims, actions, causes of action, damages, liabilities, expenses and other costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees), whether equitable or legal, matured or contingent, known or unknown, foreseen or unforeseen, ordinary or extraordinary, patent or latent, which result, either before or after the date of this Agreement (any and all of the foregoing collectively referred to herein as "Losses"), from or in connection with any:

                  (a) inaccuracy in or breach of any representation or warranty made by Seller in this Agreement;

                  (b) failure of Seller or any Shareholder to duly perform and observe any term, provision, covenant, agreement or condition under this Agreement;

                  (c) material misrepresentation in or omission from any Schedule to this Agreement;

                  (d) failure of Seller to use commercially reasonable efforts to obtain any required consent to a Contract requiring such consent as listed in SCHEDULE 1.2 hereto (including, without limitation, reimbursement to Buyer of the value of such nonassigned Contract);

                  (e) liability of Seller resulting from one or more pending or threatened lawsuits whether or not listed on SCHEDULE 5.1(E) hereto;

                  (f) liability of Seller to creditors of Seller which is imposed on Buyer whether as a result of bankruptcy proceedings or otherwise and whether as an account payable by Seller, (other than those included in the Assumed Liabilities) or as a claim of alleged preferential payments within the meaning of the United States Bankruptcy Code or otherwise;

                  (g) liability of Seller or any or all Shareholders, including liabilities for taxes, of any type other than the Assumed Liabilities whether or not disclosed herein;

                  (h) any of the matters set forth in Section 3.1(a) - (d) hereof.

Buyer shall be deemed to have suffered such Loss or to have paid or to have become obligated to pay any sum or amount with respect to the matters referred to in subparagraphs (a) - (h) of this Section 3.3 if the same shall be suffered, paid or incurred by Buyer or any parent, subsidiary, affiliate, or successor of Buyer. The amount of the Loss deemed to be suffered, paid or incurred by Buyer shall be an amount equal to the Loss, suffered, paid or incurred by such parent, subsidiary, affiliate, or successor. The foregoing indemnity shall fully apply to any claim or action that seeks or results in any injunction or other direction or restriction on the free and

                                        4

unfettered use of the Assets by Buyer, and Seller and the Shareholders shall jointly and severally indemnify and hold harmless Buyer from all Losses, directly or indirectly related to, or caused by, Buyer's compliance with any such injunction, direction or restriction. In the event Buyer, in its sole discretion, elects to seek recovery from an insurance company or other third party with respect to any claim for indemnification hereunder, to the extent Buyer actually receives payment with respect to such claim from such third party, the amount of the Loss shall be reduced by the amount of such insurance payment received, net of any increase in premiums for such insurance related to such claim that are payable within two years of the date such claim is made.

         SECTION 3.4. INDEMNIFICATION BY BUYER. Buyer agrees to defend, indemnify and hold harmless Seller, Shareholders, their respective officers, directors, divisions, affiliates, employees, agents, successors and assigns from and against all Losses from or in connection with any:

                  (a) inaccuracy in, or material breach of, any representation or warranty made by Buyer in this Agreement;

                  (b) failure of Buyer in any material respect to perform and observe any term, provision, covenant, agreement or condition under this Agreement; and

                  (c) failure of Buyer to perform or pay any Assumed Liability.

        In the event such Seller or any Shareholder elects to seek recovery from an insurance company or other third party with respect to claim for indemnification under this Section 3.4, to the extent Seller or any Shareholder actually receives payment with respect to such claim from such third party, the amount of any Loss shall be reduced by the amount of such insurance payment received, net of any increase in premiums for such insurance related to such claim that are payable within two years of the date such claim is made.

         SECTION 3.5. PROCEDURE FOR INDEMNIFICATION OF THIRD PARTY CLAIMS. After a party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, in connection with making a claim with respect thereto against any party obligated to provide indemnification pursuant to this Agreement (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding (the "Notice"). The Notice shall state the nature and the specific basis of such claim and a reasonable estimate of the amount thereof. The Indemnified Party's failure to give notice pursuant to this Section to the Indemnifying Party shall not relieve the Indemnifying Party of any liability the Indemnifying Party may have to the Indemnified Party pursuant hereto. The Indemnifying Party, after receipt of the Notice, shall defend and settle, at its own expense and by its own counsel, each such matter; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the third party claim without the prior written consent of the Indemnified Party. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing. Such separate representation shall be at the cost and expense of

                                        5

the Indemnified Party as long as the Indemnifying Party is pursuing the defense of such matter diligently, reasonably and in good faith. If the Indemnifying Party within fifteen (15) days fails to acknowledge in writing to the Indemnified Party its obligation to defend any such matter or does not assume the defense hereunder within fifteen (15) days diligently, reasonably and in good faith, the Indemnified Party may undertake such defense through counsel of its choice and at the Indemnifying Party's expense. Notwithstanding the foregoing, if a claim relates to any environmental condition, or to an injunction or other equitable relief with respect to the operation or condition of the Business, or in Buyer's opinion would affect the operation or condition of the Business, Buyer shall nevertheless notify the Indemnified Party but Buyer may take all such actions as it deems advisable in respect of such matter, and may defend such claim with Buyer's own personnel and counsel, consultants and other parties of its own choosing. Seller and Shareholders shall reimburse Buyer for such defense by Buyer for all losses, damages and liabilities, including but not limited to, fees of attorneys, consultants or other third parties engaged by Seller, and Shareholders or Buyer in respect of any such claim or proceeding or litigation or settlements resulting therefrom.

                                   ARTICLE 4.

                                     CLOSING

         SECTION 4.1. TIME AND PLACE OF CLOSING. The closing of the purchase and sale of the Assets (the "Closing") shall take place at 3:00 p.m. on April 14, 2000 (the "Closing Date") at the offices of Seller, 412 East Madison Street, Suite 1000, Tampa, Florida 33602, unless an alternative time and place is mutually agreed to by Buyer and Seller. All documents may be exchanged by mail, carrier, or other means.

         SECTION 4.2. DELIVERIES BY SELLER AND SHAREHOLDERS. On the Closing Date, Seller will deliver the following:

                  (a) a Bill of Sale, Assignment and Assumption of Liabilities Agreement, in form and substance satisfactory to Buyer and MegaMedia, conveying, selling, transferring and assigning to Buyer all of the Assets (the "Bill of Sale");

                  (b) a certificate confirming that the representations and warranties of Seller set forth herein were true and correct on and as of the Closing Date and that all covenants to be performed by Seller as of such date had been fully performed and complied with;

                  (c) certified resolutions of the Board of Directors and the Shareholders of Seller, in form reasonably satisfactory to counsel for Buyer, authorizing the Seller's execution, delivery and performance of this Agreement, and all actions to be taken by Seller hereunder;

                  (d) good standing certificate evidencing active corporate status of Seller in Florida as of a date not more than five (5) calendar days prior to the Closing Date;

                  (e) the Sublease, in form and substance satisfactory to Buyer and MegaMedia;

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                  (f) a subscription agreement (contained in the Registration
         Rights Agreement defined in Section 4.3(c), below);

                  (g) an opinion of Seller's counsel in form and substance satisfactory to Buyer; and

                  (h) such other additional instruments of sale, assignment or transfer as may be reasonably required by Buyer.

         SECTION 4.3. DELIVERIES BY BUYER. On the Closing Date, Buyer will deliver to Seller the following:

                  (a) the Cash Payment, the Note and the MegaMedia Stock;

                  (b) a security agreement securing the payment of the Note in form and substance satisfactory to the parties hereto (the "Security Agreement");

                  (c) a subscription and registration rights agreement providing for certain piggy-back registration rights for the MegaMedia Stock and the securities underlying the Note, in form and substance satisfactory to the parties hereto (the "Registration Rights Agreement");

                  (d) a guaranty of the Note in form and substance satisfactory to MegaMedia and Seller (the "Guaranty");

                  (e) a certificate confirming that the representations and warranties of Buyer set forth herein were true and correct on and as of the Closing Date and that all covenants to be performed by Buyer as of such date have been fully performed and complied with;

                  (f) certified resolutions of the Board of Directors of Buyer and MegaMedia in form reasonably satisfactory to counsel for Seller and Shareholders, authorizing Buyer's and MegaMedia's execution, delivery and performance of this Agreement, and all actions to be taken by Buyer and MegaMedia hereunder; and

                  (g) an opinion of Buyer's counsel on form and substance satisfactory to Seller's counsel.

                                   ARTICLE 5.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         SECTION 5.1. REPRESENTATIONS AND WARRANTIES. Seller and Shareholders jointly and severally represent and warrant to Buyer that:

                  (a) EXISTENCE AND GOOD STANDING; CONFLICTS; AUTHORITY. Seller has full power and capacity, is under no legal restraint, and has all necessary authority to enter into this Agreement, perform Seller's obligations hereunder and consummate the transactions contemplated hereby. Seller is a corporation duly organized and constituted


                                        7

         and in good standing under the laws of the State of Florida. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Seller with the terms of this Agreement do not and will not conflict with or result in a breach of any terms of, or constitute a default under, Seller's Certificate of Incorporation or Bylaws or, any material agreement or instrument to which Seller is a party or by which it is bound. The execution and delivery of this Agreement by the Seller, the performance and compliance with all the terms and conditions hereof to be performed and complied with by the Seller, and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Seller. This Agreement constitutes a valid obligation of Seller enforceable in accordance with its terms except as limited by (i) bankruptcy, insolvency, reorganization or other such laws concerning the rights of creditors and (ii) general principles of equity.

                  (b) CONTRACTS.

                           (i) CONTRACTS. A complete and accurate set of all Contracts have been delivered to Buyer prior to the execution of this Agreement. Seller has in all material respects performed all obligations required to be performed by it under the Contracts prior to the Closing Date, and to the best of Seller's knowledge, no other party to such Contracts has in any material respect breached any such Contract or is in any material respect in default thereunder.

                           (ii)  CUSTOMER  CONTRACTS.  Except  as set  forth  on
                  SCHEDULE 1.2 hereto, Seller is currently providing services pursuant to each Customer Contract; and all Customer Contracts are (and will be immediately following the Closing Date) in existence and in full force and effect and are valid, binding and enforceable against the respective parties thereto in accordance with their respective provisions.

                  (c) TITLE TO THE ASSETS. Seller has good and marketable title to its Assets, free and clear of all Liens (other than Permitted Liens). By virtue of the grant, conveyance, sale, transfer, and assignment of the Assets hereunder, Buyer shall receive good and marketable title to the Assets, free and clear of all Liens other than Permitted Liens. The Assets include all of the permits, licenses, franchises, consents and other approvals necessary or desirable to conduct the Business. The Assets that are tangible Assets are in good working condition, ordinary wear and tear excepted.

                  (d) MASTER LEASE; SUBLEASE. Attached as SCHEDULE 5.1(D) hereto is a true and correct copy of the master lease between Seller and Madison Building, Inc. (the "Landlord") regarding the Premises (the "Master Lease"). Neither Seller nor the Landlord is in default under the Master Lease. Seller has authority to enter into the Sublease for the Premises, has obtained all consents necessary to enter into the Sublease, and the Sublease will constitute an agreement of Seller enforceable in accordance with its

                                        8

         terms except as limited by (i) bankruptcy, insolvency, reorganization or other such laws concerning the rights of creditors and (ii) general principles of equity.

                  (e) LITIGATION. Except as set forth on SCHEDULE 5.1(E) hereto, there is no claim, litigation, action, suit or proceeding, administrative or judicial, pending or threatened against Seller involving the Assets, the Premises or the transactions set forth herein, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority. Seller has received no notice of any of the above and no facts or circumstances exist which would, with the passage of time or giving of notice (or both), give rise to any of the above.

                  (f) EMPLOYEE RELATIONS AND BENEFIT PLANS. Seller has no employee benefit plans or arrangements that are subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended ("ERISA").

                  (g) SCHEDULES INCORPORATED BY REFERENCE. The making of any recitation in any Schedule hereto shall be deemed to constitute a representation and warranty that such recitation is an accurate statement and disclosure of the information required by the corresponding Section(s) of this Agreement, as, to the extent, and subject to the qualifications and limitations, set forth in such corresponding Section(s).

                  (h) INVESTMENT. All shares of MegaMedia Stock which the Seller shall acquire pursuant to this Agreement will be acquired by the Seller for its own account, for investment purposes only, and not with a view to the resale or distribution thereof, except soley to the Shareholders in a liquidating distribution or similar event. The Seller and Shareholders hereby acknowledge that (A) they have received information about MegaMedia or have been provided access to such information and have been provided opportunities to ask questions of and receive answers from MegaMedia's management regarding such information; (B) the MegaMedia Stock is restricted and may not be sold or otherwise transferred except pursuant to registration under federal and state securities laws or an exemption therefrom and the certificates representing the MegaMedia Stock will bear a legend accordingly.

                  (i) DISCLOSURE AND DUTY OF INQUIRY. Neither MegaMedia nor Buyer will be required to undertake any independent investigation to determine the truth, accuracy and completeness of the representations and warranties made by the Seller and Shareholders in this Agreement.

                  (j) DISCLOSURE. The representations and warranties contained in this Section 5.1 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.1 not misleading. If Seller becomes aware of any fact or circumstance which would change a representation or warranty of Seller in this Agreement, it shall immediately give notice of such fact or circumstance to Buyer. However, such notification shall not relieve Seller of its obligations under this Agreement, and at the sole

                                        9

         option of Buyer, the truth and accuracy of any and all warranties and representations of Seller at the date of this Agreement and on the Closing Date, shall be a precondition to the consummation of this transaction. All information or materials provided by Seller (or its respective agents or employees) to Buyer or its agents or employees in connection with Buyer's examination of the business, assets and prospects of Seller have, in each case, been true and correct.

         SECTION 5.2. SURVIVAL. Each of the covenants, representations and warranties set forth in this Article 5 or elsewhere in this Agreement shall survive the Closing Date and the transfer of the Assets and shall remain in effect forever without any limitation as to time.

                                   ARTICLE 6.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         SECTION 6.1. REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller that:

                  (a) CORPORATE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  (b) AUTHORIZATION. Buyer has all requisite corporate power and corporate authority to enter into this agreement, perform its respective obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the compliance by Buyer with the terms of this Agreement do not and will not conflict with or result in a breach of any terms of, or constitute a default under, its Articles of Incorporation or Bylaws or, in any material respect, any material agreement or instrument to which Buyer is a party or by which it is bound. All necessary corporate action has been taken by Buyer with respect to the execution and delivery of this Agreement, and this Agreement constitutes a valid obligation of Buyer enforceable in accordance with its terms except as limited by bankruptcy, insolvency, reorganization or other such laws concerning the rights of creditors.

         SECTION 6.2. REPRESENTATIONS RELATED TO THE MEGAMEDIA STOCK. The shares of MegaMedia Stock to be received by Seller pursuant to this Agreement will, when issued and delivered to Seller, be duly and validly issued, fully paid, nonassessable shares of common stock of MegaMedia.

         SECTION 6.3. GOVERNMENTAL AUTHORIZATION. Neither the execution, delivery or performance by Buyer of this Agreement requires any action by or in respect of, or filing with, any governmental body, agency, official or authority.

         SECTION 6.4. SURVIVAL. Each of the covenants, representations and warranties set forth in this Article 6 or elsewhere in this Agreement shall survive the Closing Date and the transfer of the Assets and shall remain in effect forever without any limitation as to time.

                                   ARTICLE 7.
               CERTAIN POST-CLOSING COVENANTS OF SELLER AND BUYER

         SECTION 7.1. PAYMENT OF TAXES; FILING OF RETURNS. (a) Seller shall remain liable for the filing of all tax returns and reports and for the payment of all federal, state and local taxes of Seller relating to the operation of its Business and the sale of the Assets and Seller and Shareholders shall remain jointly and severally liable for the payment of all taxes attributable to or relating to the consummation of the transactions contemplated herein, and shall indemnify and hold Buyer harmless from and against all liability in connection therewith, and (b) Seller and Shareholders shall jointly and severally bear the responsibility for sales, use or other similar taxes, if any, arising out of the consummation of the transactions herein provided for and shall be liable for the filing of all necessary tax returns and reports with respect to such taxes.

         SECTION 7.2. PROVISION OF BANDWIDTH TO SELLER. Buyer hereby agrees to provide bandwidth to Seller, in amounts specified in orders placed by Seller with Buyer; and, to the extent Seller's orders exceed the amount of bandwidth that Buyer can then provide, Buyer shall use commercially reasonable efforts to obtain additional bandwidth for Seller, subject to such additional bandwidth being available to Buyer. Seller acknowledges that Buyer will be obtaining the bandwidth from one or more third party providers. The price Buyer shall charge Seller and the price Seller shall pay to Buyer for such bandwidth shall be equal to Buyer's cost of obtaining such bandwidth plus fifteen percent (15%). The cost of all equipment necessary to fulfill Seller's bandwidth orders, and all labor and installation of equipment, wiring, connections, etc., necessary to deliver such bandwidth to Buyer shall be borne solely by Seller. As soon as practicable after Closing, Buyer and Seller shall enter into a definitive agreement reflecting the foregoing terms and such other terms and provisions as is typical of agreements between Buyer and its third party providers of bandwidth.

                                   ARTICLE 8.

                         CONDITIONS PRECEDENT TO CLOSING

         SECTION 8.1. CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE. The obligations of Buyer to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by Buyer:

                  (a) Accuracy of Representations and Warranties. All representations and warranties made by Seller and the Shareholders in this Agreement, in any Schedule(s) hereto, and/or in any written statement delivered to Buyer under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

                  (b) Performance. The Seller and the Shareholders shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them on or before the Closing Date.

                                       11

                  (c) Absence of Litigation or Other Proceeding. No action, suit or proceeding by or before any court or any governmental body or authority, against the Seller or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, have a material adverse effect on the Business, operations or prospects of the Seller.

                  (d) Consents. All necessary disclosures to and agreements and consents of (a) any parties to any Contracts and/or any licensing authorities which are material to the Assets and the consummation of the transactions contemplated by this Agreement, and (b) any governmental authorities or agencies to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained, shall be in such form as shall be satisfactory to Buyer and true and complete copies thereof shall be delivered to Buyer on or before the Closing Date.

                  (e) Condition of Property. Between the date of the appraisal of the Assets by WinSpeed, Inc. dated March 27, 2000 (the "Appraisal") and the Closing Date, Assets of the Seller having an appraised value in the aggregate of $10,000.00 or more shall not have been lost, destroyed or irreparably damaged by fire, flood, explosion, theft or any other cause, unless covered by insurance.

                  (f) Satisfactory Due Diligence Investigation. Buyer, in its sole and absolute discretion, shall be satisfied with the results of its due diligence investigation of, without limitation, the Shareholders, the Seller, and the Seller's Business.

                  (g) Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to Buyer and MegaMedia.

         SECTION 8.2. CONDITIONS PRECEDENT TO THE SELLER'S AND THE SHAREHOLDERS' PERFORMANCE. The obligations of the Seller to consummate the transactions contemplated hereunder and of the Shareholders to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all of the following conditions, any one or more of which may be waived in writing by, as applicable, the Seller or the
Shareholders:

                  (a) Accuracy of Representations and Warranties. All representations and warranties made by Buyer in this Agreement and/or in any written statement delivered by Buyer under this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

                  (b) Performance. Buyer shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer on or before the Closing Date.

                                       12

                  (c) Proceedings and Instruments Satisfactory. All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to Seller and the Shareholders.

                                   ARTICLE 9.

                                     GENERAL

         SECTION 9.1. FURTHER ASSURANCE. From time to time after the Closing Date, Seller will, without further consideration, execute and deliver such other instruments of conveyance and transfer, and take such other action including, without limitation, assistance in connection with litigation, as Buyer reasonably may request to more effectively convey and transfer to and vest in Buyer and to put Buyer in possession of the Assets to be transferred hereunder. Seller and Shareholders hereby covenant and agree to use all reasonable efforts to assist Seller in filing all applicable reports and forms with the Securities and Exchange Commission (including a Report on Form 8-K, if applicable, reporting the transactions set forth herein) or any other governmental or regulatory entity.

         SECTION 9.2. NOTICES. All notices or communications required or permitted under this Agreement shall be given in writing and served either by personal delivery, overnight courier or by deposit in the United States mail and sent by first class registered or certified mail, return receipt requested, postage prepaid:

                  If to Buyer or            c/o MegaMedia Networks, Inc.
                  MegaMedia:                57 West Pine Street
                                            Orlando, Florida 32801
                                            Attention:  Steven Noble


                  with copy to:             Greenberg Traurig, P.A.
                                            111 North Orange Avenue
                                            20th Floor
                                            Orlando, Florida  32801
                                            Attention:  Sandra Gordon, Esq.

                  If to Seller:             City-Guide ISP, Inc.
                                            412 E. Madison Street, Suite 1000
                                            Tampa, Florida 33602
                                            Attention:  David Marshlack

                                       13

                  with copy to:             Battaglia, Ross, Dicus & Wein
                                            980 Tyrone Blvd.
                                            St. Petersburg, Florida 33710
                                            Attention:  Aubry Dicus, Esq.

Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three days after deposit in the U.S. mail as provided above, or when actually received, if earlier. Any party may change the address for notices or communications to be given to it by written notice to the other party given as provided in this Section 9.2.

         SECTION 9.3. ENTIRE AGREEMENT. This Agreement, the Schedules hereto and the other agreements referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

         SECTION 9.4. BROKER'S COMMISSION. If for any reason a commission or fee shall become due, the party dealing with such dealer, broker or agent shall pay such commission or fee and agrees to indemnify and save the other party harmless from all claims for such commission or fee and from all attorneys' fees, litigation costs and other expense relating to such claim.

         SECTION 9.5. MODIFICATION; REMEDIES CUMULATIVE. This Agreement may not be changed, amended, terminated, augmented, rescinded or otherwise altered, in whole or in part, except by a writing executed by the parties hereto. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

         SECTION 9.6. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable and so as to most nearly retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired hereby.

         SECTION 9.7. AVAILABILITY OF RECORDS. Each party shall cooperate in providing the other party with copies of, or reasonable access to, (a) such records as may need in connection with any audit, claim, challenge or review of

Seller's tax liabilities and (b) such business records as Buyer may reasonably deem relevant to its operation of the Business and the Assets.

         SECTION 9.8. CONSTRUCTION. Buyer and Seller have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by Buyer and Seller and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word

                                       14

"including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         SECTION 9.9. ATTORNEY'S FEES. In the event any litigation to enforce the terms of this Agreement or in the event of arbitration, the prevailing party shall be awarded against the non-prevailing party, its reasonable attorney's fees and costs, including those incurred at all levels of proceedings.

         SECTION 9.10. WAIVER. The waiver of any of the terms or conditions of this Agreement shall not be construed as a waiver of any other term or condition hereof.

         SECTION 9.11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute and be one and the same instrument.

         SECTION 9.12. TIME IS OF THE ESSENCE. Time is of the essence of each and every provision of this Agreement and any exhibit, modification, or addendum hereto.

         SECTION 9.13. GOVERNING LAW. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                               SELLER:

                               CITY-GUIDE  ISP, INC., a Florida corporation

                               By:      /s/ David G. Marshlack
                                      ----------------------------------
                               Name:    David G. Marshlack
                                Title: President

                               BUYER:

                               TITAN HOSTING, INC., a Delaware corporation

                               By:      /s/ Steven H. Noble, III
                                      ----------------------------------
                               Name:  Stephen H. Noble, III
                                      ----------------------------------

                                    (a/k/a Steve Noble and Steven Noble)
                               Title:    Vice President
                                      ----------------------------------

                                       15

                               MEGAMEDIA:

                               MEGAMEDIA NETWORKS, INC.

                               By:    /s/ Stephen H. Noble, III
                                      ----------------------------------
                               Name:  Stephen H. Noble, III
                                      ----------------------------------
                                      (a/k/a Steve Noble and Steven Noble)
                               Title: Chief Financial Officer
                                      ----------------------------------


                                  SHAREHOLDERS:

                               /s/ David Marshlack

                               ----------------------------------
                                 David Marshlack

                                /s/ DanMarshlack

                               ----------------------------------
                                  Dan Marshlack

                               /s/ Bruce C. Hammil

                               ----------------------------------
                                 Bruce C. Hammil

                                 /s/ Mark Dolan

                               ----------------------------------
                               Mark Dolan

                                       16

                                 SCHEDULE 1.1(A)

(I)      FURNITURE, FIXTURES AND EQUIPMENT IDENTIFIED ON EXHIBIT A ATTACHED
         HERETO

         All items on the attached Exhibit A are free and clear of encumbrances and not subject to any leases.

(II)     THE FOLLOWING EQUIPMENT LEASES/AGREEMENTS:

         1.       UUNET OC Direct Burstable OC-3C Agreement dated July 30, 1999

         2. AT&T Master Agreement dated November 21, 1999 for Internet Service Contract Management and AT&T Internet Transport Services Agreement.

         3. AT&T Internet Services Contract Management Agreement dated December 13, 1999, Reference No. MDS991101155342.

         4. Time Warner Telecom Agreement dated January 5, 2000 for 3 on-net access facilities for AT&T dedicated Internet

         5. Intermedia Communications Business Internet Service Ofder dated November 21, 1999

         6. Sprint Custom Service Agreement dated November 19, 1999, Reference No. BSG 9910-114R3.




                                 SCHEDULE 1.1(B)

                               CUSTOMER CONTRACTS

Dial-Up Accounts

                                                       Monthly       Monthly
Type of Account                          Quantity       Charge       Revenue
--------------------------------------------------------------------------------
128k ISDN                                      37        19.95         738.15
128k ISDN Dialup 1 Year Plan                    4        19.95          79.80
56k/64k Dialup 1 Year Plan                     67         9.95         666.65
56k/64k Dialup 3 Year Plan                      1         9.95           9.95
56k/64k Dialup Free-Setup                   1,371         9.95      13,641.45
1 Year Plan                                    32         7.95         254.40
monthly dial-up access Pinellas               905         7.95       7,194.75
Three month plan Pinellas                      28         7.95         222.60
Added Services Only                            21         7.95         166.95
ADSL Bronze 128/768k                           15        15.95         239.25
Custom Dedicated ip                             1        45.00          45.00
Employee Discount                               1        --             --
Free Month 56k/64k                             76        --             --
Personal Webhost Package                        1        19.95          19.95
                                            -----        -----    -----------
Total                                       2,560                 $ 23,278.90




                                  SCHEDULE 1.3

               CONTRACTS REQUIRING CONSENT TO ASSIGNMENT TO BUYER



1. Consent of Madison Building, Inc., Landlord, to Sublease of Premises by Seller to Buyer.

2. AT&T Agreements - assignable with prior written consent of the other party, except that either party may, without the other party's consent, assign the agreements or any attach- ments to the agreements to a present or future affiliate or successor, provided that any such assignment by Customer (City-Guide) shall be contingent upon AT&T determining the assignee to be creditworthy and in compliance with any eligibility criteria imposed by AT&T.

                                  SCHEDULE 1.4

                                 PERMITTED LIENS

         None, other than:

                  (a) Liens of Lessors of Equipment Leases being assumed by Buyer and identified on Schedule 3.2; and

                  (b) The lien of Seller on the Assets being acquired hereunder and evidenced by the Security Agreement, excluding the Customer

         Contracts (Dial-Up accounts) set forth on Schedule 1.1(b).

                                  SCHEDULE 3.2

                               ASSUMED LIABILITIES

         The following amounts payable under applicable Leases, and the other obligations of such Leases:

Entity                         Monthly Amount

--------------------------     --------------
Madison Building, Inc.
Sublease                            3,828   (representing amount payable under
                                            Sublease to be entered into by and
                                            between Seller and Buyer)
ATT - OC3*                         54,000
ATT - OC3*                         18,000
UUNET*                             54,520
Time Warner*                        6,592
Intermedia*                        42,590
Sprint*                            52,393

*Referenced under (ii) on Schedule 1.1(a).

                                 SCHEDULE 5.1(D)

                                  MASTER LEASE

                    A copy of the Master Lease is attached.

                                 SCHEDULE 5.1(E)

                                   LITIGATION

                                      NONE